Exhibit 10.17

Supplementary Agreement
(unofficial English Translation)

Agreement Serial Number: No. SY (2008)

Party A: Heilongjiang Senyu Animal Husbandry Co., Ltd.
Legal Representative: Shang Zhenyu

Party B: Heilongjiang Wangda Feedstuff Inc.
Legal Representative: Dou Beijun

Party C: Harbin Golden Lotus Inc.
Legal Representative: Li Xingqiang

Based on the Memorandum entered into by the three parties, with the principal of friendly cooperation, Party A, Party B, and Party C enter into this supplementary Agreement, and the parties shall abide by it:

1. Party A confirms that only the farmers who satisfy the following conditions may enter the "Company Base + Farmer" production mode system: 1. more than 1 breeding pig and 15 sows; 2. produces more than 300 commercial pigs per year.  Party C shall filter the farmers according to such conditions from its customers, register the farmers who is willing to join the "Company Base + Farmer" production mode system, fill in Information Contact Form and inform Party B, Party A allow Party C to sell feedstuff by credit sale only to the farmers registered in the Information Contact Form.

2. While Party B sells the feedstuff in credit, it shall establish the Customer Service Registration Form as well, registering the quantity of purchasing breeding pigs, the quantity of gravid pigs, the time of bearing, and based on the form, making production plan and Feedstuff Advance Payment Plan (the plan shall be based on each gravid pig have 10 living piggies), Party A shall transfer feedstuff advance payment to Party B according to Feedstuff Advance Payment Plan.  After the date on which Party A first transfers the feedstuff advance payment, each 5 months shall be counted as a production period.  During each production period, the recycling rate of commercial pig of Party B shall not be lower than 95%, and the part lower than 95% shall be made up in the following month.  If in certain production period, the recycling rate of commercial pig is lower than 90%, Party A has the right to collect Customer Service Registration Form from Party B and send staff to directly check with the farmer.

3. If the recycling rate of commercial pig is lower than 95%, and after examination the low recycling rate is caused by the falsification of Party B, Party A has the right to terminate the contract and ask Party B to pay a penalty equal to 10% of the feedstuff advance payment that has been paid by Party A in the given month.

4. If the recycling rate of commercial pig is lower than 90% and Party B refuses to assist the examination of Party A, Party A has the right to terminate the contract and ask Party B to pay a penalty equal to 10% of the feedstuff advance payment that has been paid by Party A in the given month.

5. The "recycling rate of commercial pig" in this agreement means after each production period ends, the quantity of actual recycling commercial pig ÷ the quantity of living piggies in the Feedstuff Advance Payment Plan of the current production period × 100%.

6. If there is any sales contract between Party A and other customers, which is entered into before the execution of the Breeding Pig Exclusive Agreement by and between Party A and Party C, has not been fully performed, Party A can continue performing such sales contract.

7.  Party C shall not conduct any falsification; otherwise, if any falsification of Party C damages the interest of Party A, Party A has the right to terminate all the cooperation with Party C and ask Party C to pay a penalty equal to 10% of the payment that has been paid by Party C.

8. This Supplementary Agreement shall have three original copies, each Party A, Party B and Party C shall have one original copy, each copy shall have the same force.

Party A: Heilongjiang Senyu Animal Husbandry Co., Ltd.
(Stamp)
[Stamp of Party A here]
[Signature of Shang Zhenyu here]

Party B: Heilongjiang Wangda Feedstuff Co., Ltd.
(Stamp)
[Stamp of Party B here]
[Signature of Dou Beijun here]

Party C: Harbin Golden Lotus Economy Trade Co., Ltd.
(Stamp)
[Stamp of Party C here]
[Signature of Li Xingqiang here]

March 26, 2008, in Jiamusi City, Heilongjiang Province